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                     [LETTERHEAD OF PIPER & MARBURY LLP]

                                April 30, 1998

Dean Witter Liquid Asset Fund Inc.
Two World Trade Center
New York, New York 10048

                     Registration Statement on Form N-14

Gentlemen:

   We have acted as special Maryland counsel to Dean Witter Liquid Asset Fund Inc., a Maryland corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), related to the transfer of substantially all of the assets of Liquid Asset Series ("Liquid Asset"), one of eleven portfolios of Dean Witter Retirement Series, a Massachusetts business trust ("Retirement Series"), to the Corporation in exchange for the issuance of shares of common stock, par value $.01 per share (the "Shares"), of the Corporation and the assumption by the Corporation of certain stated liabilities of Liquid Asset pursuant to the terms of an Agreement and Plan of Reorganization (the "Agreement") dated as of April 30, 1998, between the Corporation and Retirement Series, on behalf of Liquid Asset.

   In this capacity, we have examined the Registration Statement, the Agreement, the Charter and By-Laws of the Corporation, a short-form good standing certificate (the "Certificate") from the State Department of Assessments and Taxation of Maryland dated April 14, 1998, and such other statutes, certificates, instruments, and documents relating to the Corporation and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the certificate and have not independently verified the matters stated therein. We assume that prior to the issuance of any of the Shares, there will exist, under the Charter of the Corporation, the requisite number of authorized but unissued Shares and that all actions necessary to the creation of any Shares, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken. We further assume that appropriate certificates representing the Shares will be executed and delivered upon issuance of any of the Shares and will comply with all applicable requirements of Maryland law and the Agreement. We assume that the issuance, amount and terms of the Shares will be authorized and determined by proper action of the Board of Directors of the Corporation ("Board Action") in accordance with the Corporation's Charter and By-Laws and with applicable Maryland law and the Agreement. Finally, we assume that the Agreement will be a valid and legally binding contract that conforms to the description thereof set forth in the Registration Statement.

   Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, as of the date hereof:

     1. The Corporation is a corporation validly existing and in good standing under the laws of the State of Maryland.

     2. Upon due authorization by Board Action of the issuance of the Shares and upon issuance and delivery of certificates for the Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), and the Agreement, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and nonassessable.

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   The opinion expressed herein is solely for (i) the use of the Corporation in connection with the Registration Statement, and (ii) the use of Gordon Altman Butowsky Weitzen Shalov & Wein in giving their legality opinion to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. We have made no investigation as to, and we express no opinion concerning, any law of any jurisdiction other than the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement and Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /s/ Piper & Marbury L.L.P.

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